Exhibit 10.3

EXECUTION VERSION

FOURTH AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), effective as of December 22, 2020 by and among YUMANITY THERAPEUTICS, INC., a Delaware corporation (which shall be renamed YUMANITY, INC. following the consummation of the Merger on the Fourth Amendment Effective Date (in each case as defined below)) (“Yumanity”, and together with each Subsidiary of Yumanity from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the “Lenders”, and each, a “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

A. Borrowers, Lender and Agent are parties to a Loan and Security Agreement, dated as of December 20, 2019 as amended by that certain First Amendment to Loan and Security Agreement dated April 10, 2020, Second Amendment to Loan and Security Agreement dated April 24, 2020 and Third Amendment to Loan and Security Agreement dated June 10, 2020 (and so amended and as further amended, restated, supplemented or modified from time to time, the “Loan Agreement”).

B. Proteostasis Therapeutics, Inc. (“New Parent”), Pangolin Merger Sub, Inc., Yumanity Therapeutics, Inc. and Yumanity Holdings, LLC (“Former Parent”) entered into the Agreement and Plan of Merger and Reorganization dated August 22, 2020 as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization dated November 6, 2020 (and so amended and as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”).

C. Pursuant to the Merger Agreement, (i) Former Parent shall be merged into Yumanity with Yumanity becoming the surviving entity, (ii) Pangolin Merger Sub, Inc. shall then be merged into Yumanity with Yumanity becoming the surviving corporation while the holders of Yumanity’s equity interests shall receive common stock of New Parent and (iii) Yumanity shall then become the sole wholly-owned, direct subsidiary of New Parent.

D. After giving effect to the consummation of the Merger on the effective date hereof, (i) Yumanity shall be renamed Yumanity, Inc. and (ii) New Parent shall be renamed Yumanity Therapeutics, Inc. (“New Parent”, and the entity name changes described in clause (i) and (ii), “Loan Party Name Changes”) and shall directly own 100% of Yumanity.

E. Lenders and Agent hereby consent to the Merger as set forth in Section 2 of this Amendment and on the terms and conditions set forth herein.

F. Borrowers, Lenders and Agent desire to modify the terms of the Loan Agreement as set forth in Section 3 of this Amendment and on the terms and conditions set forth herein.

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Rules of Construction. The rules of construction that appear in the last paragraph of Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Consent. Subject to and upon the satisfaction of the conditions specified in Section 5 hereof and the following proviso, Agent and Lenders hereby consent to the Merger so long as, on or prior to December 22, 2020, the Merger is consummated and the “Effective Time” (as defined in the Merger Agreement) and the Loan Party Name Changes shall have occurred. For the avoidance of doubt, if on or prior to December 22, 2020 the Merger has not been consummated or any of the “Effective Time” (as defined in the Merger Agreement) or the Loan Party Name Changes have not occurred, the foregoing consent shall automatically terminate and shall be deemed to be null and void ab initio. In addition, the foregoing consent shall be limited precisely as written and except as so provided shall not be deemed (a) to be a consent with respect to any other matter, term, conditions or transaction or to prejudice any right or remedy which Agent or any Lender may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to be any waiver of any of the provisions thereof; or (c) to limit or impair Agent’s or any Lender’s right to demand strict performance of all terms and covenants of the Loan Agreement as of any date.

SECTION 3 Amendments to the Loan Agreement.

(a) Amendments. Subject to and upon the satisfaction of the conditions specified in Section 4 hereof, the Loan Agreement is hereby amended to reflect the changes which are attached as Exhibit A hereto, such that on the Fourth Amendment Effective Date the terms set forth in Exhibit A hereto which appear in bold and double underlined text (inserted text) shall be added to the Loan Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Loan Agreement.

(b) References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.

SECTION 4 Conditions of Effectiveness. The effectiveness of Section 2 and Section 3 of this Amendment shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met (the date of satisfaction of all such conditions precedent, the “Fourth Amendment Effective Date”):

(a) this Amendment, executed by Borrowers;

(b) a letter agreement in respect of the Warrant, executed by New Parent and dated the Fourth Amendment Effective Date;

(c) an Unconditional Secured Guaranty and Pledge Agreement, executed by New Parent, and dated the Fourth Amendment Effective Date (the “Guaranty and Pledge Agreement”);

(d) a certificate of Borrowers and New Parent, dated the Fourth Amendment Effective Date and executed by the secretary or equivalent officer of each such Person, with appropriate insertions and attachments, including (i) certified copies of the Certificate of Incorporation or Formation and the Bylaws or Operating Agreement, as amended through the Fourth Amendment Effective Date, of each Borrower and New Parent, (ii) a certified copy of resolutions of each Borrower’s and New Parent’s respective Board of Directors evidencing approval of such Borrower or New Parent (as applicable) to enter into and perform the Loan Documents to which it is party, (iii) the names, titles, incumbency and signature specimens of those respective representatives of Borrowers and New Parent who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Person and (iv) a certificate of good standing for each Borrower and New Parent from its respective state of organization and similar certificates from all other jurisdictions where the failure to be qualified would have a Material Adverse Effect;

(e) a legal opinion of Goodwin Procter LLP, dated the Fourth Amendment Effective Date, covering such matters incident to the transactions contemplated by this Agent may require;

(f) recent lien searches in each jurisdiction where any Borrower or New Parent was formed or organized or has its principal place of business, and such searches shall reveal no liens on any of the assets of such Person except for Permitted Liens or Liens to be discharged on or prior to the Fourth Amendment Effective Date (which liens shall be discharged pursuant to documentation reasonably satisfactory to Agent);

(g) such financing statements in respect of Borrowers and New Parent as may be required by Agent to be filed, executed, registered or recorded to create in favor of Agent, a perfected Lien on the collateral described therein, delivered to Agent in proper form for filing, registration or recordation;

(h) original versions of (i) any certificates evidencing the shares pledged to Agent and required to be delivered to Agent pursuant to the Guaranty and Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the New Parent; and (ii) each promissory note (if any) pledged to Agent pursuant to the Guaranty and Pledge Agreement, in each case, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the New Parent;

(i) (i) the Merger shall have been consummated in accordance with applicable law and the Merger Agreement; (ii) as of the date of the consummation of the Merger, all representations and warranties contained in the Merger Agreement are true and correct in all material respects; (iii) all conditions to the consummation of the Merger set forth in the Merger Agreement shall have been satisfied; (iv) Agent shall have received a true and complete, fully executed Merger Agreement (including for the avoidance of doubt each amendment, restatement, supplement or other modification thereto); (v) Agent shall have received a true and complete, fully executed copy of the escrow agreement entered into between Yumanity and Silicon Valley Bank (as lender in respect of the PPP Loan and as escrow agent), together with evidence that the escrow account contemplated by such escrow agreement has been funded in accordance therewith and (vi) Agent shall have received such other agreements, instruments and other documents as it may reasonably request in connection with the Merger and the consummation thereof; and

(j) payment of all of Agent’s reasonable documented out-of-pocket costs and expenses incurred through the date hereof in connection with any of the Loan Documents.

SECTION 5 Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrowers hereby confirm, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Effect, and (c) that no Event of Default has occurred and is continuing.

SECTION 6 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Any Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrowers hereby reaffirm the security interest granted pursuant to the Loan Documents and hereby reaffirm that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement and the other Loan Documents.

(b) Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which a Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(c) Acknowledgement; Waiver. Agent acknowledges that it is not aware of any Event of Default existing as of the date of this Amendment.

(d) No Reliance. Each Borrower hereby acknowledges and confirms to Agent and Lenders that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Each Borrower agrees to pay to Agent the date hereof the reasonable documented out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable documented out-of-pocket fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOURTH AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

YUMANITY THERAPEUTICS, INC.

Signature:	/s/ Paulash Mohsen

Print Name:	Paulash Mohsen

Title:	Chief Business Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

EXHIBIT A

[See attached]